                                                                     EXHIBIT 4.2

                                 Sempra Energy

                         FORM OF OFFICERS' CERTIFICATE
        (Pursuant to Sections 201 and 301 of the Subordinated Indenture)

Dated:  February 23, 2000

          Sempra Energy Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $200,000,000 aggregate liquidation amount of its 8.90% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,186,000 aggregate liquidation amount of its Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), in $206,186,000 aggregate principal amount of the Notes referred to below issued under the Indenture (as defined below). The Trust Securities will be issued pursuant to the terms of an Amended and Restated Declaration of Trust of the Trust, dated as of February 23, 2000 (the "Declaration"), among the Regular Trustees (as defined therein) (the "Regular Trustees"), the Delaware Trustee (as defined therein) (the "Delaware Trustee"), the Property Trustee (as defined therein) (the "Property Trustee"), Sempra Energy, a California corporation (the "Company"), and the holders from time to time of the Trust Securities.

          The undersigned, Charles A. McMonagle, Vice President and Treasurer of Sempra Energy, and Gary Kyle, Assistant Secretary of the Company, hereby certify as follows:

          The undersigned, having read the appropriate provisions of the Subordinated Indenture dated as of February 23, 2000 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company's 8.90% Subordinated Deferrable Interest Notes, Series A, due February 23, 2030 (the "Notes") and the form of certificate evidencing the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (1) the terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on April 6, 1999 and January 25, 2000 (the "Resolutions") and such terms are as set forth in Annex I hereto, (2) the form of certificate evidencing the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto,
(3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect on the date hereof, are attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture)

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relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the execution, authentication and delivery of the Notes, have been complied with.

          This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

          Latham & Watkins and Brown & Wood llp are entitled to rely on this certificate in connection with the respective opinions the firms are rendering pursuant to the Underwriting Agreement.

                            (Signature Page Follows)

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          IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

                              _____________________________________
                              Charles A. McMonagle
                              Vice President and Treasurer



                              _____________________________________
                              Gary Kyle
                              Assistant Secretary

                                    ANNEX I

          Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers' Certificate of which this Annex I constitutes a part.

      (i) Title. The title of the series of Securities is the "8.90% Subordinated Deferrable Interest Notes, Series A, due February 23, 2030" (the "Notes").

     (ii) Aggregate Principal Amount. The aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 and 1106 of the Indenture) is $206,186,000.

    (iii) Registered Securities in Book-Entry Form. Except as provided in paragraph (xxiii) below, the Notes will be issued in fully registered certificated form without interest coupons. Pursuant to paragraph (xxiii) below, the Notes may be issued in book-entry form ("Book-Entry Notes") and represented by one or more global notes (the "Global Notes") in fully registered form, without coupons. The initial Depositary with respect to the Global Notes will be The Depository Trust Company, as Depositary for the accounts of its participants. So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes in book-entry form represented by such Global Note for all purposes under the Indenture. Book-Entry Notes will not be exchangeable for Notes in definitive form ("Definitive Notes") except that, if the Depositary with respect to any Global Note or Notes is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Definitive Notes in exchange for the Book-Entry Notes represented by any such Global Note or Notes. In addition, the Company may at any time and in its sole discretion determine not to have a Global Note or Notes, and, in such event, will issue Definitive Notes in exchange for the Book-Entry Notes represented by such Global Note or Notes in accordance with the provisions of
Section 305 of the Indenture.

     (iv) Persons to Whom Interest Payable. Interest will be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date with respect to such Note.

      (v) Stated Maturity. The principal amount of the Notes will be payable on February 23, 2030, subject to earlier redemption as set forth in paragraph
(ix) below. The Company shall have the right to shorten or extend the Stated Maturity of the principal of the Debentures to a date not earlier than February 23, 2015 or a date not later than February 23, 2049; provided, however, that the shortened or extended date must fall on an Interest Payment Date; provided, further, that the Company shall have the right to shorten or extend the Stated Maturity only if the Company shall have received an

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Opinion of Counsel, experienced in the following matters to the effect that (i)
the Holders of the Notes and the holders of the Preferred Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the shortening or extension of the Stated Maturity and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the shortening or extension of the Stated Maturity had not occurred, and (ii) the shortening or extension of the Stated Maturity will not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; provided, further, that the Company shall have the right to extend the Stated Maturity only if (i) it is not in bankruptcy, insolvent or in liquidation; (ii) it is not in default on the payment of interest or principal on the Notes; (iii) the Trust is not in arrears on payments of Distributions on the Preferred Securities; (iv) no deferred Distributions are accumulated on the Preferred Securities; and (v) the Preferred Securities are rated at least BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Services, Inc., or an equivalent rating by a successor rating agency.

     (vi) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest. The Notes will bear interest at the rate of 8.90% per annum (the "Coupon Rate"). Interest on the Notes will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 2000. In respect of any Notes of which the Property Trustee is the registered holder or any Notes which are in book-entry only form, the Regular Record Date shall be one Business Day before the relevant Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or a Dissolution Event has occurred and subsequent thereto the Notes are not represented by a Global Note pursuant to the provisions of Section 305(4) of the Indenture, the Regular Record Date will be the 15th day, whether or not a Business Day, before the relevant payment date. The Notes will bear interest from February 23, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including February 23, 2000 if no interest has been paid or duly provided for with respect to such Note), to but excluding the next succeeding Interest Payment Date.

       The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

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    (vii)    Additional Interest. If at any time while the Property Trustee is the holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

   (viii) Place of Payment; Registration of Transfer and Exchange; Notices to Company. The Borough of Manhattan, the City of New York is hereby designated as a Place of Payment for the Notes. The Company hereby appoints the Trustee, acting through its agency, the Bank of New York, in the Borough of Manhattan, the City of New York designated from time to time for such purpose, as the Company's agent for the purposes specified in Section 1002 of the Indenture; provided, however, that in the Company's discretion it may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration and transfer, but it must at all times maintain a place of payment of the Notes and a place of registration of transfer of the Notes in the Borough of Manhattan, the City of New York.

     (ix) Redemption. The Notes are not entitled to any mandatory redemption or sinking fund payments.

        (a)  Optional Redemption:

       The Notes will be redeemable, in whole or from time to time in part, at the option of the Company at any time on or after February 23, 2005 at a redemption price equal to 100% of the principal amount per Note to be redeemed plus, in each case, accrued and unpaid interest thereon to the Redemption Date (the "Redemption Price"), provided that no partial redemption may occur during a Deferral Period (as defined below).

        (b)  Special Event Redemption:

       If, at any time, a Tax Event or an Investment Company Event (each as defined below, and each a "Special Event") shall occur and be continuing, the Company shall have the right to redeem the Notes in whole or in part, for cash within 90 days following the occurrence of such Special Event, at the Redemption Price.

             i. "Investment Company Event" means that the Trust shall have received an opinion of counsel experienced in practice under the Investment Company Act that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will
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

be considered an investment company which is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after February 16, 2000.

            ii. "Tax Event" means that the Trust shall have received an opinion of counsel experienced in such matters to the effect that on or after February 16, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official or administrative pronouncement or judicial decision, interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving the Company or the Trust or is subject to review or appeal, where such change or amendment becomes effective, or such pronouncement, action or decision is announced or occurs, in each case on or after February 16, 2000, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Notes, (ii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges, or
(iii) interest payable by the Company to the Trust on the Notes or original issue discount accruing on the Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

        (c) Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes (or portions thereof) to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate, provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine the principal amount of such Notes held by each holder to be redeemed in accordance with its procedures.

        (d) If a partial redemption of the Notes would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

       (x)   Extension of Interest Payment Period.

        (a) Right to Extend. The Company shall have the right, at any time, and from time to time, during the term of the Notes to extend the interest payment period of such Notes for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), provided no Event of Default has occurred and is continuing with respect to the Notes. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this paragraph, will bear interest thereon at the Coupon Rate for each quarterly period of the Extended Interest Payment Period. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes including any Additional Interest ("Deferred Interest") which shall be payable to the holders of the Notes in whose names the Notes are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

        (b)  Notice of Extension.

              i. If the Property Trustee is the only registered holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Trustee, the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable or (ii) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

             ii. If the Property Trustee is not the only holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Notes written notice of its selection of such Extended Interest Payment Period ten Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Notes.

            iii. The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this subparagraph (ii) shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under this paragraph (x).

      (xi) Limitation of Transactions. If Notes are issued to the Trust or a trustee of the Trust and (i) there shall have occurred any event that would constitute an Event of Default or (ii) the Company shall be in default with respect of its payment or other obligations under the Preferred Securities Guarantee Agreement, dated as of February 23, 2000, between the Company and The Bank of New York or (iii) the Company shall have given notice of its election to defer payments of interest on the Notes by extending the interest payment period as provided in paragraph (x) above, then (a) the Company will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Company will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company which rank pari passu with or junior to the Notes and
(c) make any payments under any of the Company's guarantees if such guarantee ranks equally with or junior to the Notes and guarantees payments of any debt security of any of the Company's subsidiaries; provided, that, clause (a) above does not apply to (i) any stock dividends in, or any payment in, shares of common stock of the Company, (ii) purchases or acquisitions by the Company of shares of its common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for directors, officers or employees,
(iii) any declaration by the Company of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including any such existing plan) in the future or the redemption or repurchase of any such rights pursuant thereto or (iv) any payment under the QUIPS Guarantee or any other preferred securities guarantee (as described under "Description of the Series A QUIPS-Status of the Series A QUIPS Guarantees" in the Company's Prospectus Supplement dated February 16, 2000 and under "Description of Preferred Securities Guarantees" in the Company's Prospectus dated May 18, 1999).

     (xii) Denominations. The Notes are issuable in denominations of $25 and integral multiples thereof.

    (xiii) Agreement to Subordinate. The Company covenants and agrees, and each holder of Notes issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of Article FOURTEEN of the Indenture; and each holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     (xiv) Security Register; Paying Agent. The Security Register for the Notes will be initially maintained at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as the initial Paying Agent.

      (xv) Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities and (ii) use its reasonable efforts to cause the Trust (A) to remain a statutory business trust, except in connection with a distribution of Notes as provided in the Declaration the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations permitted by the Declaration, and (B) to continue to be treated as a grantor trust for United States federal income tax purposes.

     (xvi) Events of Default. For the Notes only, a valid extension of the interest payment period in accordance with paragraph (x) hereof shall not constitute a Default or Event of Default under the Indenture.

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

          For the Notes only, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with (a) the distribution of the Notes to the holders of the Trust Securities in liquidation of the Trust,
(b) the redemption of all the Trust Securities, or (c) mergers, consolidations or amalgamations, each as permitted by the Declaration, shall constitute an Event of Default.

    (xvii)   Waiver of Past Defaults. For the Notes only, any waiver pursuant to
Section 513 of the Indenture or any modification of such a waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver; provided, however, that if the consent of the holder of each Outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

   (xviii)   Listing on Exchanges. If the Notes are to be issued as a Global
Note in connection with the distribution of the Notes to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Notes on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     (xix) Direct Action. The Company and the Trustee acknowledge that pursuant to the Declaration, the holders of Preferred Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action (as defined therein) with respect to any Event of Default under the Indenture.

      (xx) Supplemental Indentures. For the Notes only, any supplemental indenture referred to in Section 902 of the Indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the holder of each Outstanding Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

     (xxi) Form. The Notes will be in substantially the form set forth in Exhibit A attached hereto and may have such other terms as are provided in such form.

    (xxii) Payment of Expenses. In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and the operation of the Trust, the Company shall:

        (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and Pricing Agreement, each dated February 23, 2000 among the Company, the Trust and the underwriters named therein and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

        (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the trustees of the Trust, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets); and

        (c) pay any and all taxes (other than United States withholding taxes) attributable to the Trust or its assets and all liabilities, costs and expenses with respect to such taxes of the Trust.

   (xxiii)   Dissolution Event. "Dissolution Event" means that the Trust is to be dissolved in accordance with the Declaration and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities pro rata in accordance with the Declaration. In connection with a Dissolution
Event:

        (a) Definitive Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Note in an aggregate principal amount equal to all Definitive Notes Outstanding to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. Payments on the Notes issued as a Global Note will be made to the Depositary; and

        (b) if any Preferred Securities are held in non book-entry certificated form, Definitive Notes may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee
("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificate will be cancelled and a Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

    (xxiv) The Notes shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

     (xxv) The principal of, premium, if any, and interest on the Notes shall be payable in Dollars.

    (xxvi) Section 1302 of the Indenture shall apply to the Notes, provided that the Company may effect defeasance pursuant to Section 1302 only with respect to all (and not less than all) of the Outstanding Notes. Covenant Defeasance shall not apply to the Notes.

   (xxvii)   Anything in the Indenture or the Notes to the contrary
notwithstanding, payments of the principal of and premium, if any, and interest on the Global Securities shall be made by wire transfer to the Depositary.

  (xxviii)   To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Notes, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Notes.

    (xxix) The Notes shall have such other terms and provisions as are (a) set forth in the form of certificate evidencing the Notes attached as Annex II to this Officers' Certificate, all of which terms and provisions are incorporated by reference in and made a part of this Annex I as if set forth in full herein, and (b) described under "Description of the Series A QUIDS in the Company's Prospectus Supplement dated February 16, 2000 and under "Description of Debt Securities" in the Company's Prospectus dated May 18, 1999 as if set forth in full herein.

     (xxx) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to "premium" on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Notes in excess of 100% of the principal amount of such Notes.

                                   ANNEX II
                                   --------

                    Form of Certificate Evidencing the Note














                                     II-1